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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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
[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Triad Park, LLC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

News From:
     TRIAD PARK, LLC

Contact:        Stan Marquis
                (510) 449-0606, ext. 6300

TRIAD PARK, LLC CLARIFIES VOTING PROCEDURE

LIVERMORE, Calif., March 27, 1998 -- This Press Release is issued by Triad Park, LLC. Other press releases issued since the last Company press release on March 19, 1998 have been issued by other parties.

     The Special Meeting of Shareholders will be held on Saturday at 4:00 p.m. at the Company's offices at 3055 Triad Drive in Livermore, California.

     The sole issue to be decided by shareholders at the meeting is whether or not to approve the Merger Agreement with TKG Acquisition at a price of $1.65125 per share.

     A YES vote is in favor of the Merger Agreement at $1.65125 per share.

     A NO vote is against the Merger Agreement at $1.65125 per share.

     The announced tender offer of Richard C. Blum & Associates L.P. ("RCBA") at $1.74 per share and the announced discussions of The Kontrabecki Group, Inc. ("TKG") for financing in order to make an increased offer in the future at $1.74 per share are NOT before the shareholders at the meeting.

     If the Merger Agreement with TKG Acquisition is approved by the shareholders at the meeting, Triad Park will proceed to promptly close the transaction. If the Merger Agreement with TKG Acquisition is not approved by the shareholders, Triad Park intends to respond to the RCBA tender offer in accordance with the federal securities laws. If there are any other future proposals from RCBA or TKG, and there are no assurances that any other future proposal is forthcoming, Triad Park's Advisory Board intends to respond to such proposals.

     If you have voted by proxy and wish to change your vote, you must submit a signed, later-dated proxy card. If you hold your shares through a broker in street name and you wish to change your vote, you must contact your broker with your voting instructions by the end of business today.